Exhibit 10.40

PROMISSORY NOTE Recipient: Art's-Way Scientific, Inc. Community: City of Monona Contract Number: 07-CEBA-043 (Forgivable Loan Shortfall and 48.6% of Remaining Loan Balance)

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order of the IOWA ECONOMIC DEVELOPMENT AUTHORITY, at its office at 200 East Grand, Des Moines, Iowa 50309, the sum of SEVENTY THOUSAND TWENY-FOUR DOLLARS AND FIFTY-FIVE CENTS ($70,024.55) with interest thereon at SIX PERCENT (6%) to be paid as follows:

31 monthly payments of $2,437.91 beginning on December 1, 2011. Final payment may vary depending upon dates payments are received.

Upon default in payment of any interest, or any installment of principal, the whole amount then unpaid shall become immediately due and payable at the option of the holder.

The undersigned, in case of suit on this note, agrees to pay on demand all costs of collection, maintenance of collateral, legal expenses, and attorneys' fees incurred or paid by the holder in collecting and/or enforcing this Note on default.

This note shall be secured by the Security specified in the Contract.

Makers, endorsers and sureties waive demand of payment, notice of non-payment, protest and notice. Sureties, endorsers and guarantors agree to all of the provisions of this note, and consent that the time or times of payment of all or any part hereof may be extended after maturity, from time to time, without notice.

Art's-Way Scientific, Inc.

By:	/s/ Carrie L. Majeski
President, CEO and CFO
Print or Type Name, Title

Address: 203 Oak Street
Monona, IA 52159

Date:	11/16/2011